Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

This AMENDMENT NO. 1 TO TRANSACTION AGREEMENT, dated as of July 22, 2019 (this “Amendment”), is made by and among TPG Pace Holdings Corp., a Cayman Islands exempted company (“Parent”), each of the Persons set forth on Schedule 1 to the Transaction Agreement (as defined below) (each, a “Seller” and collectively, the “Sellers”) and David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein), (each in their capacity as a “Shareholder Representative” and collectively, the “Shareholder Representatives”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Transaction Agreement (as defined below).

WHEREAS, Parent, the Sellers and the Shareholder Representatives are parties to the Transaction Agreement, dated as of June 13, 2019 (the “Transaction Agreement”);

WHEREAS, on June 27, 2019, in accordance with Section 8.15(e) of the Transaction Agreement, the Sellers designated John S. Bakalar to succeed and replace Gordon Rubenstein as a Shareholder Representative;

WHEREAS, pursuant to Section 8.13 of the Transaction Agreement, the Transaction Agreement may not be amended except by an instrument in writing signed (including by electronic means) on behalf of each of the parties thereto; and

WHEREAS, each of the parties to the Transaction Agreement as at the date hereof agrees to amend the Transaction Agreement as described below.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Effective as of the date of this Amendment, the Transaction Agreement is hereby amended as follows:

(a) All references to “Gordon Rubenstein” as a Shareholder Representative in the Transaction Agreement are hereby amended to read “John S. Bakalar”.

(b) Part (d) of the ninth recital in the preamble of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(d) contribute 500,000 shares of New Parent Class A-1 Stock to a donor advised fund selected by Parent Sponsor for purposes of participation in charitable efforts in the communities in which Parent Sponsor and its Affiliates operate, or anticipate operating (provided that Parent Sponsor may, with the prior written consent of the Company, elect to (i) contribute cash to such donor advised fund in lieu of some or all of the shares of New Parent Class A-1 Stock at a rate of $10.22 per share and

(ii) surrender a number of shares of New Parent Class A-1 Stock to Parent for cancellation equal to the amount of cash contributed divided by $10.22 per share), and”

(c) The sixteenth recital in the preamble of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, as a condition to and inducement to Parent’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain members of the Company’s management are entering into cash election support agreement with Parent (the “Key Holder Support Agreement”) attached hereto as Exhibit H, pursuant to which each such Person shall agree to make a binding Cash Election which shall not be in respect of more than 20% of the number of shares of Company Stock owned by such Person, provided, that, each such Person’s Cash Election shall be calculated on an aggregated basis together with the Cash Elections of each of its Affiliated entities such that each such Person’s Cash Election shall not be in respect of more than 20% of the number of shares of Company Stock owned by such Person and each of its Affiliated entities on an aggregated basis;”

(d) The nineteenth recital in the preamble of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, prior to the Closing, certain Persons who will be stockholders of Parent immediately following the Stock Purchase, including any Person who (i) will be a stockholder of Parent immediately following the Stock Purchase and (ii) either (A) makes a written request to Parent or (B) will, immediately following the Stock Purchase, be subject to Section (b)(2) of Rule 144 of the Securities Act (as defined below) with respect to such Person’s shares of New Parent Class A-1 Stock, shall be offered the opportunity to enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit J (the “Registration Rights Agreement”), which, in each case, shall be effective as of the Closing.”

(e) Section 1.3(c) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(c) immediately prior to the Stock Purchase, the Investors shall purchase, and Parent shall issue and sell to the Investors, the number of shares of New Parent Class A-1 Stock set forth in the Subscription Agreements against payment of the subscription price set forth in the Subscription Agreements;”

(f) The following text is hereby added as a new Section 1.3(h):

“(h) immediately following the effectiveness of the Stock Purchase, Parent Sponsor shall contribute 500,000 shares of New Parent Class A-1 Stock to a donor advised fund selected by Parent Sponsor for purposes of participation in charitable efforts in the communities in which Parent Sponsor and its Affiliates operate, or anticipate operating; provided that Parent Sponsor may, with the prior written

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consent of the Company, elect to (i) contribute cash to such donor advised fund in lieu of some or all of the shares of New Parent Class A-1 Stock at a rate of $10.22 per share and (ii) surrender a number of shares of New Parent Class A-1 Stock to Parent for cancellation equal to the amount of cash contributed divided by $10.22 per share.”

(g) Part (iii) of Section 4.2(b) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) other than in connection with any Ancillary Agreement or as otherwise required by Parent’s Organizational Documents in order to consummate the transactions contemplated hereby or thereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Parent, except (i) as required by the terms of any capital stock of, or other equity interests in, Parent or any of its Subsidiaries outstanding on the date of this Agreement, or (ii) to repurchase the stock of any director of Parent who, due to the ownership of stock of Parent following the Closing, may cause such director to have a conflict or be in violation of applicable Law and any applicable rules and regulations of the SEC and NYSE, in which event, Parent, or Parent Sponsor, shall be permitted to repurchase such director’s stock at a price of $10.22 per share.”

(h) Section 5.12 of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“Board of Directors. The parties hereto agree that (i) promptly following the Closing, the board of directors of Parent shall consist of the individuals set forth on Schedule 5.12, (ii) two members of the board of directors of Parent promptly following the Closing shall be members jointly nominated in writing by Parent and the Shareholder Representatives and (iii) any Person (excluding any Person who nominates a member, or is nominated as a member, of the board of directors of Parent pursuant to clause (ii)) who will hold (together with such Person’s Affiliates) at least 8% of the outstanding shares of New Parent Class A-1 Stock immediately following the Stock Purchase shall have a right to nominate an individual to be a member of the board of directors of Parent promptly following the Closing and such nominated individual shall be a member of the board of directors promptly following the Closing (provided that any such individual designated pursuant to this clause (iii) shall (A) have relevant industry and market expertise, (B) be reasonably acceptable to the Independent Directors (as defined below) set forth on Schedule 5.12 and (C) satisfy the criteria for membership on the board of directors of Parent in effect as of the Closing; provided, further, that any member of the board of directors of the Company as of immediately prior to the Closing shall be deemed to satisfy the criteria set forth in clauses (A) through (C)); provided that, if the operation of clauses (i) through (iii) would result in fewer than a majority of the members of the board of directors of Parent being “independent directors” within the meaning of New York Stock Exchange Listed Company Manual Section 303A.02 (“Independent Directors”), then the members of the board of directors of Parent set forth on Schedule 5.12 shall appoint such number of additional Independent Directors as is required to ensure that a majority of the members of the board of directors of Parent are Independent Directors.”

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(i) A new Section 5.23 of the Transaction Agreement is hereby inserted to read as follows (and the Table of Contents of the Transaction Agreement updated accordingly):

“Registration Rights Agreement. The parties hereto agree that, prior to the Closing, certain Persons who will be stockholders of Parent immediately following the Stock Purchase, including any Person who (i) will be a stockholder of Parent immediately following the Stock Purchase and (ii) either (A) makes a written request to Parent or (B) will, immediately following the Stock Purchase, be subject to Section (b)(2) of Rule 144 of the Securities Act with respect to such Person’s shares of New Parent Class A-1 Stock, shall be offered the opportunity to enter into the Registration Rights Agreement, which, in each case, shall be effective as of the Closing.”

(j) Part (ii) of Section 7.1(b) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows.

“(ii) if the Closing shall not have been consummated by November 30, 2019 (the “Termination Date”); provided, that, the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party in breach of this Agreement such that the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof will not be satisfied on or prior to the Closing;”

(k) Section 8.13 of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“Amendment. This Agreement may be amended by Parent and the Shareholder Representatives (which shall bind each Seller), at any time before or after the receipt of the Parent Shareholder Approval, but, after any such adoption, no amendment shall be made which by Law would require the further approval by such shareholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed (including by electronic means) by Parent and the Shareholder Representatives (which shall bind each Seller).”

(l) Section 8.15(a)(ii) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) to negotiate, execute and deliver all ancillary agreements, statements, certificates, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement or any other Ancillary Agreement to which the Sellers are or will be a party;”

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(m) Section 8.15(e) of the Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“(e) If either Shareholder Representative becomes unable to serve as a Shareholder Representative, such other Person or Persons as may be designated by the Sellers who hold a majority of the Company Stock shall succeed as a Shareholder Representative;”

(n) Schedule 5.12 to the Transaction Agreement is hereby amended and restated in its entirety as set forth in Exhibit A hereto.

(o) The definition of “LTM EBITDA” in Section 8.1 of the Transaction Agreement is hereby amended and restated in its entirety as follows:

““LTM EBITDA” means net income of the Company (on a consolidated basis) measured for the period of the most recent three consecutive fiscal quarters (or 9 months) and Company management’s current quarter estimate ending immediately prior to the effectiveness of the Stock Purchase, as reported in accordance with GAAP adjusted for the following: (a) plus the sum of (i) interest expense; (ii) income tax expense; (iii) depreciation; (iv) amortization; (v) start-up costs related to expansion to new States; (vi) acquisition-related expenses; (vii) stock option expense; (viii) legal settlements; and (ix) non-recurring receivable reserve associated with contracts in Chicago; (b) less the sum of (i) interest income; (ii) non-cash gains/(losses) on liability revaluation; (iii) gains/(losses) on sale of assets; and (iv) non-operating rent income (and shall give pro forma effect to the full year impact of any acquisition closed prior to the effectiveness of the Stock Purchase).”

(p) Exhibit J to the Transaction Agreement is hereby amended and restated as set forth in Exhibit B hereto.

2. The parties hereto hereby agree that, except as specifically provided in this Amendment, the Transaction Agreement shall remain in full force and effect without any other amendments or modifications.

3. The provisions of Sections 8.3 through 8.13 of the Transaction Agreement are hereby incorporated into this Amendment by reference and shall be applicable to this Amendment for all purposes.

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IN WITNESS WHEREOF, each party has caused this Amendment to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

TPG PACE HOLDINGS CORP.

By:
Name: Karl Peterson
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

SHAREHOLDER REPRESENTATIVES:

DAVID W. RUTTENBERG

JOHN S. BAKALAR

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

ABRAHAM J. STERN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

ANDREW RUBENSTEIN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

BASSMAN FAMILY L.P.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

BRADLEY ASSOCIATES TRUST

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

BRIAN M. CARROLL

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

BUSH LOUP INVESTMENTS LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

CRILLY COURT TRUST

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

DAVID NUSSBAUMER

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

DAVID W. RUTTENBERG, SOLELY AS TRUSTEE, OR HIS SUCCESSORS IN TRUST, OF THE DAVID W. RUTTENBERG REVOCABLE TRUST, AS NOW OR HEREAFTER AMENDED

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

DAVID ELLIS

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

DEREK HARMER

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

EDWARD H. MCDERMOTT, UNDER THE EDWARD AND ELIZABETH MCDERMOTT TRUST, AS NOW AND HEREAFTER AMENDED

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

EMILY RUBENSTEIN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

FUND INDY LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

GENEVA VENTURE INVESTMENTS LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

GORDON RUBENSTEIN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

GORDON S. RUBENSTEIN AND KRISTA M. RAMONAS JOINT REVOCABLE TRUST

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

GRANT PLACE FUND LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

HARRY R, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

HOWARD ANKIN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

HOWARD PIZER

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

JAMES T. BORELLO TRUST

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

JEFFREY C. RUBENSTEIN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

NFS LLC IRA FBO JEFFREY C. RUBENSTEIN

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

JEFFREY C. RUBENSTEIN, AS TRUSTEE, OR HIS SUCCESSORS IN TRUST, OF THE SUSAN RUBENSTEIN FAMILY TRUST

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

JOHN HATHERLY

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

JOHN S. BAKALAR, AS TRUSTEE, OR HIS SUCCESSORS IN TRUST, OF THE JOHN S. BAKALAR TESTAMENTARY TRUST, AS NOW AND HEREAFTER AMENDED

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

KERRY DENNY

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

LAKEWEST GAMING G.P.

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

MICHAEL PAPPAS

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

ROTH HOLDINGS

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

SAM SALLERSON

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

SHERWIN JAROL

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

STENDER FAMILY LIMITED PARTNERSHIP

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]

STEVEN A. STENDER

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO TRANSACTION AGREEMENT]